UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 14, 2010

NET TALK.COM, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53668	20-4830633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 NW 163rd Drive, Suite 3 N. Miami Beach, Florida 33169
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (305) 621-1200

Copies to:
Mitchell L. Perlstein, Esq.
Mitchell L. Perlstein, P.A.
4400 No. Federal Hwy., Suite 210
Boca Raton, FL 33431
Phone #: (561) 368 0831
Fax #: (561) 948 4839

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Item 8.01	Other Events

On November 15, 2009, Net Talk.com, Inc. (the “Company”) adopted the 2010 Stock Option Plan (the "Plan") which is intended to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s shareholders. All of the Company’s employees, officers, and directors, and those Company’s consultants and advisors (i) that are natural persons and (ii) who provides bona fide services to the Company not connected to a capital raising transaction or the promotion or creation of a market for the company’s securities, are eligible to be granted options or restricted stock awards under the Plan. The maximum aggregate number of shares of the Company’s common stock that may be issued under the Plan is 10,000,000 shares of the Company’s common stock.

On July 14, 2010, Net Talk.com, Inc. approved and issued 3,714,500 shares of common stock to be issued and distributed under our 2010 Stock Option Plan.

The shares were issued to officers and employees as follows:

Anastasios Kyriakides	1,900,000	Director/officer
Kenneth Hosfeld	400,000	Director/officer
Guillermo Rodriguez	400,000	Director/officer
Leo Manzewitsch	400,000	Director/officer
Nick Kyriakides	400,000	Officer
Sub – total	3,500,000
All others	214,500	Employees
Total	3,714,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET TALK.COM, INC.

Date:	July 16, 2010	By:	/s/ Anastasios Kyriakides
Anastasios Kyriakides
Chief Executive Officer